Exhibit 4.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 15, 2015 (as amended, restated, supplemented or otherwise modified, this “Agreement”), is entered into by SANUWAVE, INC., a Delaware corporation (the “Company”), and each of its domestic subsidiaries (collectively with the Company, the “Borrower”), in favor of HEALTHTRONICS, INC., a Georgia corporation (the “Lender”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Promissory Notes referred to below.

WITNESSETH:

WHEREAS, the Company and the Lender are parties to the two separate Promissory Notes, each dated as of August 1, 2005, (as amended, modified, restated or supplemented from time to time, including by that certain Amendment to Promissory Notes (the “Amendment to Promissory Notes”) dated of even date herewith, the “Promissory Notes”) pursuant to which Lender advanced funds and made other financial accommodations to the Company;

WHEREAS, as of the date hereof, the aggregate outstanding principal amount evidenced by the Promissory Notes is $5,372,743;

WHEREAS, the Company has requested that the Lender enter into the Amendment to Promissory Notes to, among other things, extend the maturity date thereof to January 31, 2017 and the Lender has required as one of the conditions of entering into such Amendment to Promissory Notes that the Borrower enter into this Agreement to secure the payment in full of all obligations under the Promissory Notes;

Whereas, the Borrower will derive substantial value and benefit from the Lender agreeing to enter into the Amendment to Promissory Notes; and

WHEREAS, the Lender is relying on this Agreement in its decision to continue to extend credit to the Company under the Promissory Notes, and would not enter into the Amendment to Promissory Notes without the execution and delivery of this Agreement by the Borrower.

NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender, intending to be legally bound, do hereby covenant and agree as follows:

ARTICLE 1

DEFINED TERMS AND PRINCIPLES OF CONSTRUCTION

1.1     Defined Terms.

(a)     Capitalized terms that are used in this Agreement and not defined in this Agreement shall have the meanings ascribed to them in the Promissory Notes. Unless otherwise defined herein or in the Promissory Notes, all terms defined in the Uniform Commercial Code as in effect in the State of Delaware (the “UCC”) which are used herein (whether or not capitalized herein or in the UCC) shall have the respective meanings given those terms in the UCC.

(b)     The following terms shall have the meanings herein specified:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the Federal Bankruptcy Code. (11 U.S.C. §101 et seq.).

“Collateral” shall have the meaning specified in Section 2.1(a).

“Contracts” shall mean all contracts and agreements to which the Borrower now is, or hereafter will be, bound, or a party, beneficiary or assignee all exhibits thereto and all other instruments, agreements and documents executed and delivered with respect to such contracts and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing.

“Copyrights” shall mean any United States copyright owned by the Borrower now or hereafter, including any registration of any copyrights in the United States Copyright Office or any equivalent governmental agency or office of any foreign country, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or such other copyright office by the Borrower.

“Financing Statements” shall mean all financing statements, recordings, filings or other instruments of registration necessary and appropriate to perfect a security interest or Lien in any Collateral by filing in any appropriate filing or recording office in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant applicable law.

“Insurance Policies” shall mean all insurance policies to which the Borrower now is, or hereafter will be, a party.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by the Borrower, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by the Borrower, which are registered in the United States Patent and Trademark Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered marks used by the Borrower, and any trade dress including logos, designs, company names, business names, fictitious business names and other business identifiers used by the Borrower.

“Patents” shall mean any patent to which the Borrower now or hereafter has title and any divisions, reissues, continuations, continuations-in-part or extensions thereof, as well as any application for a patent now or hereafter made by the Borrower.

“Proceeds” shall mean any “proceeds,” as such term is defined in the UCC or under other applicable law, and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of, or amounts (in any form whatsoever, whether cash, securities, property or other assets) received under or with respect to, any insurance, indemnity, warranty or guaranty payable to the Lender or the Borrower from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Borrower, with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever, whether cash, securities, property or other assets) made or due and payable to the Lender or the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (iii) any and all other amounts (in any form whatsoever, whether cash, securities, property or other assets) from time to time paid or payable, in all events, under or in connection with any of the Collateral (whether or not in connection with the sale, lease or other disposition of the Collateral).

“Secured Obligations” shall mean (i) the unpaid principal of and interest on (including, without limitation, interest accruing at the then-applicable default rate and interest accruing at the then-applicable rate provided in the Promissory Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other obligations and liabilities of every nature of the Borrower from time to time owing to the Lender or any assignee, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, the Promissory Notes or any this Agreement or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, premium, if any, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to such Persons) that are required to be paid by the Borrower pursuant to the terms of this Agreement or the Promissory Notes, including, without limitation, any contingent or unliquidated Secured Obligations related to unresolved claims, causes of action or liabilities which have been asserted or threatened against the Lender or which otherwise can be reasonably identified by the Lender based on then known facts and circumstances.

“Secured Parties” shall mean the Lender and any assignee thereof.

“Trade Secret Rights” shall mean the rights of the Borrower in any Trade Secret it holds.

“Trade Secrets” shall mean any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of the Borrower whether written or not written.

ARTICLE 2

GRANT OF SECURITY INTEREST

2.1     Assignment and Grant of Security Interest.

(a)     As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations, whether now existing or hereafter arising and howsoever evidenced, the Borrower hereby assigns, transfers and grants to the Lender and hereby creates in favor of the Lender, for the benefit of the Secured Parties, a continuing Lien on and first priority security interest in, and right of set-off against, all of the right, title and interest of the Borrower, to and under all personal property and fixtures of the Borrower, whether now existing or hereafter from time to time acquired, including, without limitation, the following (collectively, the “Collateral”):

(1)	all Accounts;

(2)	all Chattel paper;

(3)	all Deposit accounts;

(4)	all Documents;

(5)	all Equipment;

(6)

all General intangibles (including all Payment intangibles, Contracts, Software, Copyrights, Marks, Patents, Trade Secret and Trade Secret Rights, and other intellectual property rights, including all applications, registrations and licenses therefor and all goodwill of any business connection therewith or represented thereby);

(7)	all Goods (including rights to returned or repossessed goods and rights of stoppage in transit);

(8)	all Instruments (including, without limitation, Promissory notes);

(9)	all Inventory;

(10)	all Investment property (including certificated and uncertificated Securities, Securities accounts, Security entitlements, Commodity accounts and Commodity contracts);

(11)	all Letters of credit and Letter-of-credit rights;

(12)	all Supporting obligations;

(13)	all monies;

(14)	all oil, gas or other minerals;

(15)	all governmental approvals;

(16)	all Fixtures;

(17)	all Insurance Policies;

(18)	all Commercial tort claims (as described on Appendix G hereto or in any writing delivered pursuant to Section 2.4(f) hereof);

(19)	all As-extracted collateral;

(20)

without limiting the generality of the foregoing, all other personal property or interests in personal property, credits, claims, demands and assets of the Borrower, whether now existing or hereafter acquired from time to time and whether or not of a type which may be subject to a security interest under the UCC;

(21)

all supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Borrower to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like; and

(22)	any and all additions and Accessions to any of the foregoing, all improvements thereto, all substitutions and replacements therefor and all products and Proceeds thereof.

(b)     The security interest granted to the Lender pursuant to this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Borrower may acquire at any time during the continuation of this Agreement, whether such Collateral is in transit or in the Borrower’s, the Lender’s, any Secured Party’s, or any other Person’s constructive, actual or exclusive occupancy or possession.

2.2     Security Interest Absolute. All rights of the Lender and all security interests created hereunder shall be absolute and unconditional irrespective of any circumstance or occurrence whatsoever, including, without limitation:

(a)     any lack of validity or enforceability of all or any part of the Secured Obligations or of any security therefor or of either Promissory Note or any other agreement or instrument relating thereto;

(b)     any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from or exercise or non-exercise of any right under either Promissory Note or any other agreement or instrument relating thereto; or

(c)     any exchange, release or non-perfection of any other collateral for, or any release or amendment or waiver of or consent to any departure from any guaranty for, all or any part of the Secured Obligations.

2.3     Power of Attorney.

(a)     Without limiting any other rights or powers granted to the Lender hereunder, the Borrower hereby constitutes and appoints the Lender, or any Person or agent whom the Lender may designate, as the Borrower’s attorney-in-fact for the purpose of carrying out the terms of this Agreement during the existence of an Event of Default, at the Borrower’s cost and expense, to exercise all or any of such powers in accordance with Article 9 of the UCC, which powers, being coupled with an interest, shall be irrevocable until the indefeasible payment in full in cash of all of the Secured Obligations, including, without limitation, the following:

(i)     to receive, take, endorse, sign, assign and deliver, all in the Lender’s name or in the Borrower’s name, any and all checks, notes, drafts and other documents or instruments relating to the Collateral;

(ii)     to receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Lender designates;

(iii)     to request from account debtors of the Borrower in the Borrower’s name or in the Lender’s name, information concerning the Accounts and the amounts owing thereon;

(iv)     to transmit to account debtors indebted on Accounts notice of the Lender’s interest therein;

(v)     to notify account debtors indebted on Accounts to make payment directly to the Lender;

(vi)     to take or bring, in the Borrower’s name or in the Lender’s name, all steps, actions, suits or proceedings deemed by the Lender to be necessary or desirable to enforce or effect collection of the Accounts;

(vii)     to prepare and file any Financing Statement in the name of the Borrower as debtor for the purpose of perfecting Liens;

(viii)     to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the covenants of the Borrower contained in any other agreement entered into in connection herewith in accordance with this Agreement;

(ix)     to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(x)     to defend any suit, action or proceeding brought against the Borrower;

(xi)     to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate;

(xii)     generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Lender thereon, consistent with any express requirement of the UCC;

(xiii)     to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(xiv)     to perform (including, without limitation, by satisfying any payment obligation), or cause the performance of, any Contract;

(xv)     to defend the title to the Collateral against the claims and demands of any Person;

(xvi)     to exercise any and all of the Borrower’s rights, powers and remedies under any Contract in accordance with Section 7.4; and

(xvii)     to exercise any and all other rights, remedies, powers and privileges of the Borrower with respect to the Collateral.

(b)     The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Borrower hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Lender shall be acting in its own interest and on behalf of the Secured Parties, and the Borrower acknowledges and agrees that the Lender and the Secured Parties shall have no fiduciary duties to the Borrower and the Borrower hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

2.4     Borrower’s Duties. (a) Anything herein contained to the contrary notwithstanding, the Borrower shall remain liable to perform all of its obligations under or with respect to the Collateral, including any Contract or governmental approval, and neither the Lender nor any other Secured Party shall have any obligations or liabilities under or with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Lender or any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or with respect to any Collateral.

(b)     If any Collateral is in the possession of a third party, the Borrower will promptly notify the Lender of this fact and shall provide in such notice to the Lender (i) the name, address and telephone number of such third party, and (ii) a description of the Collateral in such third party’s possession. The Borrower agrees, at any time upon the Lender’s request, to notify such third party of the Lender’s security interest in such Collateral, to obtain an acknowledgment from such third party that it is holding such Collateral for the benefit of the Lender and to obtain such other agreements and lien waivers from such third party as the Lender may require.

(c)     The Borrower shall cooperate with the Lender in obtaining control with respect to collateral consisting of Deposit accounts, Investment property, Letter-of-credit rights and Electronic chattel paper.

(d)     The Borrower shall place a legend on any chattel paper or electronic chattel paper created by the Borrower. Such legend must either be in a form and substance acceptable to the Lender or be in the following form:

THIS CHATTEL PAPER IS SUBJECT TO THE TERMS OF THE SECURITY AGREEMENT AMONG SANUWAVE, INC. AND HEALTHTRONICS, INC., AS LENDER, INCLUDING, WITHOUT LIMITATION, LIMITATIONS ON THE RIGHTS TO TRANSFER THIS CHATTEL PAPER, AND REFERENCE IS HEREBY MADE TO SUCH SECURITY AGREEMENT FOR A FULL STATEMENT OF SUCH TERMS. A COPY OF THE SECURITY AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF SANUWAVE, INC. AND WILL BE FURNISHED BY SANUWAVE, INC. TO THE REQUESTOR AT NO COST UPON WRITTEN REQUEST.

(e)     If the Borrower at any time is a beneficiary under a letter of credit now or hereafter issued, the Borrower shall promptly notify the Lender thereof and the Borrower shall, at any time upon the Lender’s request, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit.

(f)     If the Borrower shall at any time hold or acquire a Commercial tort claim, the Borrower shall immediately notify the Lender in writing signed by the Borrower of the details thereof and shall grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

(g)     If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Lender in writing thereof and shall take such action as is necessary to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

2.5     Effective as a Financing Statement. This Agreement shall also be effective as a Financing Statement covering any Collateral and may be filed in any appropriate filing or recording office. A carbon, photographic, facsimile or other reproduction of this Agreement or of any Financing Statement relating to this Agreement shall be sufficient as a Financing Statement for any of the purposes referred to in the preceding sentence.

ARTICLE 3

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

The Borrower represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

3.1     Necessary Filings.      All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Borrower to the Lender on behalf of the Secured Parties hereby in respect of the Collateral have been accomplished and the security interest granted to the Lender pursuant to this Agreement in and to the Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all Persons therein, in each case, subject to no other Liens, sales, assignments, conveyances, settings over or transfers. The Borrower authorizes the Lender to take any action not taken by the Borrower to accomplish the foregoing including, but not limited to, filing Financing Statements as set forth in Section 6.3.

3.2     No Liens. The Borrower has rights in, is the owner of, or has the power to transfer, all of its Collateral and such rights in, such ownership of, or such power to transfer its Collateral is free from any Lien or other right, title or interest of any Person and the Borrower shall defend such Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Lender. Without limiting the generality of the foregoing, the Borrower shall not assign, charge, convey, sell, set over, transfer, lease, license or grant any security interest in its Collateral other than pursuant to this Agreement.

3.3     Other Financing Statements. There is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Liens securing the Secured Obligations) and until the indefeasible payment in full in cash of all of the Secured Obligations the Borrower will not file or permit or authorize to be filed in any public office any Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to its Collateral, except Financing Statements (or continuations thereof) filed or to be filed in respect of and covering the security interests granted hereby by the Borrower.

3.4     Chief Executive Office; Records. The chief executive office of the Borrower is located at the address indicated on Appendix A hereto. The Borrower shall not move the location of its chief executive office unless it has complied with the requirements of the last sentence of this Section 3.4. The originals of all documents evidencing all Collateral of the Borrower, and the original books of accounts and records concerning the Collateral are, and will continue to be, kept at, and controlled and directed (including, without limitation, for general accounting purposes) from, the Borrower’s chief executive office, or at such new location for its chief executive office as the Borrower may establish in accordance with the last sentence of this Section 3.4. The Borrower shall not establish a new location for its chief executive office until (i) it has given to the Lender not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Lender may reasonably request, and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Lender, to maintain the security interest of the Lender in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

3.5     Maintenance of Records. The Borrower shall keep and maintain, at the Borrower’s own cost and expense, records of its Collateral, including, but not limited to, records of all payments received and all credits granted thereon (subject to customary record retention policies for companies of similar size located in the United States), and the Borrower shall make the same reasonably available to the Lender and the Secured Parties for inspection at the Borrower’s chief executive office, at the Borrower’s expense. The Borrower shall, at the Borrower’s cost and expense, deliver all tangible evidence that the Lender may reasonably request of the Collateral and books and records to the Lender or to its representatives (copies of which evidence and books and records may be retained by the Borrower) at any reasonable time upon the Lender’s demand. If an Event of Default occurs and continues, upon the request of the Lender the Borrower shall legend in form and substance reasonably satisfactory to the Lender, the Collateral, as well as books, records and documents of the Borrower evidencing or pertaining to the Collateral, with an appropriate reference to the fact that the Collateral has been assigned to the Lender and that the Lender has a security interest therein.

3.6     Maintenance of Insurance. Until the indefeasible payment in full in cash of all of the Secured Obligations, the Borrower will maintain, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Lender shall be named as loss payee on all property insurance policies, and as additional insured on all liability insurance policies, obtained or maintained by or on behalf of the Borrower or any of its subsidiaries. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interests of the Lender shall not be impaired or invalidated by any act or neglect the Borrower or any of its subsidiaries. If the Borrower fails to provide and pay for such insurance, the Lender may, at its option, but shall not be required to, procure the same and charge the Borrower therefor.

3.7     Real Property; Location of Inventory and Equipment. Appendix B hereto sets forth all real property owned or leased by the Borrower and each of its subsidiaries. All Inventory and Equipment, except such Inventory or Equipment that is being sold to a purchaser but title to which has not yet passed to such purchaser, held on the date hereof by the Borrower is located at one of its locations shown on Appendix B hereto, such locations being listed for the Borrower on Appendix B. The Borrower shall use its best efforts to deliver to the Lender a duly executed landlord waiver with respect to the location of its chief executive office and, upon the request of the Lender, each of its other leased locations listed on Appendix B, which landlord waiver shall be reasonably satisfactory in form and substance to the Lender. The Borrower agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of its locations shown on Appendix B hereto or such new location as the Borrower may establish in accordance with the last sentence of this Section 3.7. The Borrower may establish a new location for the Inventory and Equipment if (i) it shall have given to the Lender not less than thirty (30) days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Lender may reasonably request, (ii) it shall use its best efforts to provide to the Lender a duly executed landlord waiver with respect to each new location of its chief executive office and, upon the request of the Lender, each of its other leased locations listed on Appendix B, which landlord waiver(s) shall be reasonably satisfactory in form and substance to the Lender and (iii) with respect to the new location, the Borrower shall have taken all actions necessary to maintain the security interest of the Lender in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

3.8     State of Organization; Name of Borrower and Subsidiaries. The exact legal name, state of organization and organizational number, if any, of the Borrower and each of its subsidiaries are set forth on Appendix C. The Borrower shall not change its exact legal name or its state of organization until (i) it has given to the Lender not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new state of organization and such new legal name and providing such other information in connection therewith as the Lender may reasonably request, and (ii) it has taken all action necessary to maintain the security interest of the Lender in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

3.9     Business Purpose. The Secured Obligations and other transactions hereunder are extensions of credit for a business purpose and are not consumer transactions or consumer goods transactions.

3.10     Commercial Tort Claims. Appendix G hereto contains a true, complete and current listing of all Commercial tort claims held by the Borrower as of the date hereof, each described by referring to a specific incident giving rise to such claim.

3.11     Organization, Execution and Delivery of Agreement. The Borrower is a limited liability company or corporation duly organized or formed (as the case may be) and either existing or in good standing (as the case may be) under the laws of the state specified with respect to the Borrower on Appendix C herein. The Borrower has all requisite limited liability company or corporate (as the case may be) power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action by the Borrower, and this Agreement has been duly executed and delivered by authorized officers of the Borrower and is a valid obligation of the Borrower, legally binding upon and enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.12     Conflicting Agreements and Other Matters. Neither the execution nor delivery of this Agreement, the Notes or the other documents executed in connection therewith nor fulfillment of nor compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of the Borrower, pursuant to, the organizational document of the Borrower, any award of any arbitrator or any agreement (including any agreement with any member or stockholder, as applicable, of the Borrower), instrument, order, judgment, decree or applicable law to which the Borrower is subject. The Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Borrower, any agreement relating thereto or any other contract or agreement (including its operating agreement) that limits the amount of, or otherwise imposes restrictions on the incurring of, the obligations incurred hereunder.

3.13     Deposit and Securities Accounts. The Borrower does not maintain any deposit account or Securities account except as set forth on Appendix D hereto. For each deposit account that the Borrower at any time opens or maintains, the Borrower shall enter into, and cause the respective depositary institutions to enter into, an agreement in form and substance reasonably satisfactory to Lender, and pursuant to such account control agreement, cause the depositary institution to comply at any time with instructions from Lender to such depositary institution directing the disposition of funds from time to time credited to such deposit account, without further consent of the Borrower. For each securities account that the Borrower at any time opens or maintains, the Borrower shall enter into, and cause the respective securities intermediary to enter into, an agreement in form and substance reasonably satisfactory to Lender, and pursuant to such securities account control agreement, cause the securities intermediary to comply with entitlement orders originated by Lender without further consent by the Borrower.

ARTICLE 4

SPECIAL PROVISIONS CONCERNING

TRADEMARKS, TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS

4.1     Additional Representations and Warranties. The Borrower represents and warrants that it does not own, use in its business or license any Copyrights, Marks, Patents or Trade Secrets, except as set forth on Appendix E hereto.

4.2     Future Registered Marks. If the Borrower acquires any other Mark after the date of this Agreement or if any registration issues hereafter to the Borrower as a result of any application now or hereafter pending before the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction, within thirty (30) days after such acquisition or of receipt of the certificate evidencing such registration the Borrower shall deliver to the Lender a copy of such certificate, and, upon the request of the Lender, shall execute and deliver a trademark security agreement in form and substance satisfactory to the Lender pursuant to which all of the Borrower’s rights, title and interest in and to such Mark or Marks relating to such certificate are assigned to the Lender for the benefit of the Secured Parties.

4.3     Remedies with respect to Marks. If an Event of Default shall occur and be continuing, the Lender may, by written notice to the Borrower, take any or all of the following actions: (i) declare the entire right, title and interest of the Borrower in and to each of any Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Lender for the benefit of the Secured Parties; (ii) take, use, or sell any Marks and the goodwill of the Borrower’s business symbolized by any Marks and the right to carry on the business and use the assets of the Borrower in connection with which such Marks have been used; and (iii) direct the Borrower to refrain, in which event the Borrower shall refrain, from using any Marks in any matter whatsoever, directly or indirectly; and the Borrower shall change its corporate or limited liability company name, as applicable, to eliminate therefrom any use of any Mark and execute such other and further documents necessary to further confirm this and to transfer to the Lender for the benefit of the Secured Parties ownership of such Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent governmental agency or office in any foreign jurisdiction.

4.4     Other Patents and Copyrights. If after the date of this Agreement the Borrower acquires any other Patent or Copyright, a Patent or Copyright registration is issued to the Borrower, or the Borrower files an application for a Patent or Copyright registration, the Borrower shall deliver to the Lender a copy of such Patent or Copyright, Patent or Copyright registration or application for a Patent or Copyright registration, as the case may be, and, upon the request of the Lender, a patent security agreement or copyright security agreement, as the case may be, in form and substance satisfactory to the Lender, executed by the Borrower, pursuant to which all of the Borrower’s right, title and interest to such Patent, Copyright registration or application are assigned to the Lender for the benefit of the Secured Parties.

4.5     Remedies with respect to Patents and Copyrights. If an Event of Default shall occur and be continuing, the Lender may by written notice to the Borrower take any or all of the following actions: (i) declare the entire right, title and interest of the Borrower in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest, in the Lender for the benefit of the Secured Parties; (ii) take and practice, use or sell the Patents and Copyrights; (iii) direct the Borrower’s to refrain, in which event the Borrower shall refrain, from practicing the Patents and using the Copyrights directly or indirectly; and the Borrower shall execute such other and further documents as the Lender may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Lender for the benefit of the Secured Parties.

ARTICLE 5

SPECIAL PROVISIONS CONCERNING EQUIPMENT AND INSTRUMENTS

5.1     Instruments. Any Instruments (including any Promissory notes) owned by the Borrower on the date hereof are listed as Appendix F hereto. If the Borrower owns or acquires any other Instrument (including, without limitation, any Promissory note), the Borrower shall, within ten (10) days, notify the Lender and deliver such Instrument to the Lender appropriately endorsed to the order of the Lender as further security hereunder.

5.2     Equipment. With respect to any Equipment covered by a certificate of title, the Borrower shall, upon the request of the Lender, list the Lender as the lienholder of such certificate of title on behalf of the Secured Parties and within thirty (30) days of such request deliver evidence of the same to the Lender.

ARTICLE 6

PROVISIONS CONCERNING ALL COLLATERAL

6.1     Protection of the Lender’s Interests. The Borrower will do nothing to impair the rights of the Lender or the other Secured Parties in the Collateral. The Borrower assumes all liability and responsibility in connection with the Collateral and the liability of the Borrower with respect to the Secured Obligations shall in no way be affected or diminished by reason of the fact that any Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Borrower.

6.2     Further Actions. The Borrower will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Lender and the other Secured Parties from time to time such lists, descriptions and designations of Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, Financing Statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted which are required or reasonably requested to perfect, preserve or protect its ownership and security interests in the Collateral.

6.3     Financing Statements. The Borrower irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial Financing Statements, amendments thereto and continuation statements that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such Financing Statement or amendment is filed, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the jurisdiction wherein such Financing Statement or amendment is filed regarding the sufficiency or filing office acceptance of any Financing Statement or amendment, including, if required, (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a Financing Statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon request. The Borrower further ratifies and affirms its authorization for any Financing Statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Agreement. The Borrower also agrees to sign and deliver to the Lender and the other Secured Parties such similar statements or instruments of registration under the law of any jurisdiction, in form acceptable to the Lender, as the Lender may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Lender, as communicated to the Borrower, to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein. The Borrower will pay any applicable filing fees and related expenses.

6.4.     Care of Collateral. The Borrower agrees it will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. The Borrower agrees it will not use, manufacture, sell or distribute any Collateral in violation in any material respect of any applicable statute, ordinance or other governmental requirement. The Borrower will perform in all material respects its obligations under any Contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Parties have no responsibility to perform such obligations.

6.5.     Performance By Lender. Upon the failure of the Borrower to perform any of the covenants and agreements herein contained, the Lender may, at its option, but shall have no obligation to, perform the same and in so doing may expend such sums as the Lender deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes (other than to the extent the amount, applicability or validity thereof is being actively contested by the Borrower on a timely basis in good faith and in appropriate proceedings, and the Borrower has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Borrower) or expenditures which the Lender may be compelled to make by operation of law or which the Lender may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Borrower upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the default rate applicable to the Principal Amount under the Notes at such time. No such performance of any covenant or agreement by the Lender on behalf of a Borrower, and no such advancement or expenditure therefor, shall relieve the Borrower of any default under the terms of this Agreement or in any way obligate any Secured Party to take any further or future action with respect thereto. The Lender, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry (absent manifest error) into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Lender, in performing any act hereunder, shall be the sole judge of whether the relevant Borrower is required to perform the same under the terms of this Agreement. The Lender is hereby authorized to charge any account of the Borrower maintained with any Secured Party for the amount of such sums and amounts so expended.

6.6.     Assignment of Claims Act. If any Account arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, the Borrower agrees to promptly so notify the Lender and, at the request of the Lender, execute whatever instruments and documents are required by the Lender in order that such Account shall be assigned to the Lender and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

ARTICLE 7

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1     Events of Default; Obtaining the Collateral Upon an Event of Default. If an Event of Default has occurred and is continuing, the Lender, in addition to its other rights and remedies hereunder, and the rights of the Secured Parties under each other document entered into in connection herewith, shall be entitled to do any of the following:

(a)     exercise any rights or remedies granted to a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction or under any other relevant law to enforce this Agreement and the security interests contained herein;

(b)     proceed to protect and enforce the rights vested in it by this Agreement, including, but not limited to, the right to substitute itself or any of its nominees or trustees in lieu of the Borrower, to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contracts, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law whether in the Borrower’s name, in the Lender’s name or in the name of the Lender’s designees;

(c)     cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any of the Secured Obligations or any rights hereunder or included in the Collateral, or enforce or to foreclose any other agreement or other instrument by or under or pursuant to which such Secured Obligations are issued or secured, subject in each case to the provisions and requirements thereof;

(d)     sell, assign or otherwise liquidate any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of and take possession of the proceeds of any such sale or liquidation;

(e)     incur expenses, including reasonable attorneys’ fees and expenses, consultants’ fees and other costs appropriate to the exercise of any right or power under this Agreement;

(f)     perform any obligation of the Borrower hereunder or under any other document entered into in connection herewith, and make payments, purchase, contest or compromise any encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation so to do;

(g)     take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation so to do, and enter upon any location where the same may be located, control, manage, operate, rent or lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any other document executed in connection herewith and to the payment or performance of the Borrower’s obligations hereunder or under any document entered into in connection herewith and apply the balance to the Secured Obligations;

(h)     secure the appointment of a receiver of the Collateral or any part thereof; and/or

(i)     take possession of the Collateral or any part thereof by directing the Borrower in writing to turn over the Collateral to the Lender at any reasonable place or places designated by the Lender, in which event the Borrower shall at its own expense;

(i)	forthwith cause the same to be moved to the place or places so designated by the Lender and there delivered to the Lender;

(ii)	store and keep any Collateral so delivered to the Lender at such place or places pending further action by the Lender; and

(iii)	while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition.

The parties hereto hereby agree that the Borrower’s obligation to deliver the Collateral as set forth above is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Lender shall be entitled to a decree requiring specific performance by the Borrower of such obligation.

7.2     Remedies; Disposition of the Collateral.

(a)     If an Event of Default has occurred and is continuing, any Collateral, whether or not repossessed by the Lender pursuant to Section 7.1, may be sold, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Lender may, in compliance with any mandatory requirements of any applicable law, determine to be commercially reasonable, as fully and completely as though the Lender were the absolute owner thereof.

(b)     Subject to subsection (a) of this Section 7.2, any Collateral may, upon the occurrence and during the continuance of an Event of Default, be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Lender or after any overhaul or repair which the Lender, upon consultation with such Persons, including independent consultants and engineers, as it shall deem appropriate, shall determine to be commercially reasonable. Any such disposition shall be made upon not less than ten days’ written notice to the Borrower specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received or does not offer the Collateral to more than one offeree. All fees of the Lender and all expenses (including court costs and attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(c)     The Lender may dispose of the Collateral under subsection (b) of this Section 7.2 without giving any warranties as to the Collateral. The Lender may disclaim warranties relating to title, possession, quiet enjoyment, and the like. Such a disclaimer will not affect the commercial reasonableness of such disposition.

(d)     The Lender will comply with any applicable state or federal law requirements in connection with the disposition of the Collateral under subsection (b) of this Section 7.2. Such compliance will not affect the commercial reasonableness of such disposition.

7.3     Purchase of the Collateral. The Lender may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Lender may apply the purchase price to the payment of the Secured Obligations.

7.4     Special Provisions Concerning Contracts. (a) If any default by the Borrower under any Contract that has given rise to an Event of Default shall occur and be continuing, the Lender shall in accordance with Section 7.1 be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to the Borrower and to the parties to the Contract or Contracts for which the Lender intends to remedy the default. Any cure by the Lender of the Borrower’s default under any of the Contracts shall not be construed as an assumption by the Lender or any Secured Party of any obligations, covenants or agreements of the Borrower under such Contract, and neither the Lender nor any Secured Party shall be liable to the Borrower or any other Person as a result of any actions undertaken by the Lender in curing or attempting to cure any such default, except to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Lender. This Agreement shall not be deemed to release or to affect in any way the obligations of the Borrower under the Contracts.

(b)     Upon the occurrence of any Event of Default and continuance thereof, the Lender shall have the rights set forth in Article 9 of the UCC and shall be entitled to (i) enforce all remedies, rights, powers and privileges of the Borrower under any or all of the Contracts, and/or (ii) to the extent permitted by the terms of such Contracts, substitute itself or any nominee or trustee of the Lender in lieu of the Borrower as party to any of the Contracts and notify the obligor under any Contract (the Borrower hereby agreeing to deliver any such notice at the request of the Lender) that all payments and performance under the relevant Contract shall be made or rendered to the Lender or such other Person as the Lender may designate.

7.5     Waiver.

(a)     EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE LENDER’S TAKING POSSESSION OR THE LENDER’S DISPOSITION OF ANY OF THE COLLATERAL PURSUANT TO THE TERMS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE OR UNDER ANY OTHER RELEVANT LAW AND THE BORROWER HEREBY FURTHER WAIVES:

(i)     all damages occasioned by such taking of possession except any damages which are finally judicially determined to have been the direct result of the Lender’s or any Secured Party’s gross negligence or willful misconduct;

(ii)     all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender’s rights hereunder;

(iii)     all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof pursuant to the terms of this Agreement, and the Borrower, for itself and all who may claim under it, insofar as it or they may now or hereafter lawfully do so, hereby waives the benefit of such laws; and

(iv)     any right the Borrower may have to require the Lender to pursue any other Person for any of the Secured Obligations.

(b)     Without limiting the generality of the foregoing, the Borrower hereby waives and releases any and all rights to require the Lender or the other Secured Parties to collect any of the Secured Obligations from any specific item or items of Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the Collateral) for any of the Secured Obligations.

(c)     Any sale of, or the grant of options to purchase (when exercised), or any other realization upon, any Collateral pursuant to the terms of this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Borrower.

7.6     Discontinuance of Proceedings. In case the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, then, in every such case, the Borrower, the Lender and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the security interest created under this Agreement, and all rights, remedies and powers of the Lender shall continue as if no such proceeding had been instituted.

7.7     Limitation on Duties Regarding Preservation of Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar property for similar types of accounts. In any event, (i) the Lender shall have no obligation hereunder to take any steps to preserve rights against prior parties to any Collateral and (ii) the Lender, any Secured Party and any of their respective directors, officers, employees or agents shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

7.8     Application of Proceeds. The Lender shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Collateral in accordance with the Collateral Agency Agreement. For the avoidance of doubt, it is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations. If the Borrower is entitled to any portion of the proceeds and if the Lender disposed of the Collateral on credit, the Borrower will only be credited with the payments (a) actually made by the purchaser, (b) received by the Lender, and (c) applied to the indebtedness of such purchaser. If such purchaser fails to pay, the Lender may resell the Collateral and the Borrower shall be credited with the proceeds of the resale. If the Borrower is entitled to any portion of the proceeds and the Lender disposed of the Collateral for non-cash consideration, the Borrower will only be credited with payments received as cash proceeds of non-cash consideration.

ARTICLE 8

MISCELLANEOUS

8.1     Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Lender, addressed to the Lender at the address specified for such communications in the Promissory Notes, or at such other address as the Lender shall have specified to the Company in writing, and (ii) if to the Borrower, addressed to it c/o of the Company at 11475 Great Oaks Way, Suite 150, Alpharetta, Georgia, 30022, Attention: Chief Financial Officer, or at such other address as the Borrower shall have specified to the Lender in writing; provided that any such communication to the Borrower may also, at the option of the Lender, be delivered by any other means either to the Borrower at its address specified above or to any officer of the Borrower.

8.2     Continuing Security Interest. This Agreement shall create a continuing Lien in the Collateral until the release thereof pursuant to Section 8.3.

8.3     Release. Upon the indefeasible payment in full in cash of all of the Secured Obligations, the Lender, upon the written request, and at the expense, of the Borrower shall execute and deliver all such documentation necessary to release the Liens created pursuant to this Agreement.

8.4     Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender or any Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Lender or such Secured Party, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Borrower or any substantial part of the Borrower’s assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

8.5     Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Secured Parties may at any time hold for any of the Secured Obligations hereby secured. The execution of any other agreement or document relating to security interests to secure the Secured Obligations shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Borrower hereby waives its rights to plead or claim in any court that the execution of any other agreement or document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Lender shall be at liberty to accept further security from the Borrower or from any third party and/or release such security without notifying the Borrower and without affecting in any way the obligations of the Borrower under this Agreement and the other documents relating hereto.

8.6     Amendments. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrower. None of the Collateral shall be released without the prior written consent of the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

8.7     Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and the other Secured Parties and their respective successors and assigns and all other Persons who become bound as a debtor to this Agreement. The Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

8.8     Survival. All agreements, statements, representations and warranties made by the Borrower herein or in any certificate or other instrument delivered by the Borrower or on its behalf under this Agreement shall be considered to have been relied upon by the Lender and the Secured Parties and shall survive the execution and delivery of this Agreement and each other document executed in connection herewith until termination thereof or indefeasible payment in full in cash of all of the Secured Obligations regardless of any investigation made by the Lender or the other Secured Parties, or made on their behalf.

8.9     No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

8.10     Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.11     Headings; Advice of Counsel; Interpretation; Time of the Essence Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, that such party has discussed this Agreement with its counsel and that any and all issues with respect to this Agreement have been resolved as set forth herein and therein. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. Time is of the essence in the performance of this Agreement.

8.12     Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.13     Governing Law; Submission to Jurisdiction and Venue.

(a)     Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

(b)     SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE AGREEMENT, THE NOTES, OR THE OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES FOR THE DISTRICT OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 8.1, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AND LENDER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE AGREEMENT, THE NOTES, ANY OF THE OTHER DOCUMENTS RELATING HERETO, OR THE COLLATERAL.

8.14     Indemnities and Expenses. The Borrower hereby agrees to indemnify the Lender, and each other Secured Party, in their capacity as such, the officers, directors, shareholders, controlling persons, employees, agents and servants of the Lender and each other Secured Party, and their respective successors and assigns, officers, directors, employees and agents, and any Person in control of any thereof (each “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) (collectively “Damages”) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified party by any Person) by reason of, or in connection with or in any way relating to or arising out of, this Agreement or any other document relating thereto, any Collateral or any other documents or transactions in connection with or relating thereto, except to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The Borrower further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all costs and expenses incurred by such Indemnified Party in enforcing any rights under this Agreement or any other Documents entered into in connection herewith, including reasonable fees and expenses of counsel. The agreements in this Section 8.14 shall survive the payment or satisfaction in full of the Secured Obligations and the resignation or removal of the Lender or the termination of this Agreement.

8.15     Entire Agreement. This Agreement, together with any other agreement executed in connection herewith, including the other documents relating hereto or referred to herein and therein, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

8.16     Binding Agreement. When this Agreement is executed and delivered by a Borrower, it shall become a binding agreement by the Borrower in favor of the Lender for the benefit of the Secured Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered on the date first above written.

BORROWER:

SANUWAVE, INC.

By:     /s/ Kevin A. Richardson II

Name:     Kevin A. Richardson II
Title: Chairman of the board/CEO

SANUWAVE SERVICES, LLC

By:     /s/ Kevin A. Richardson II

Name:     Kevin A. Richardson II
Title: Chairman of the board/CEO

LEnder:

HEALTHTRONICS, INC.

By:     /s/ Russell Newman
Name:     Russell Newman
Title: President